Exhibit 10.2

SAIFUN SEMICONDUCTORS LTD. 2001 SHARE OPTION PLAN

OPTION AGREEMENT (Under Section 102)

1. Grant of Option.

(a) The Plan, as approved by the Company for use by the Company, is intended to qualify as an Employee Option Plan within the meaning of Section 102. Grants of Option will be made pursuant to: (a) Section 102 and the Rules; (b) the Trust Agreement (as defined below); and (c) the approval of the Trustee (as defined below) by the Income Tax Commissioner, in addition to being made pursuant to the provisions of the Plan and this Agreement. In the event that the recommendations of the Ben Bassat Committee on tax reform are enacted after the date of this Agreement, the Company may apply to the Income Tax Authorities in order to make appropriate adjustments to this Agreement, provided that the rights of the Grantee under this Agreement will not be adversely affected.

(b) Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants the Trustee (as defined below), for the benefit of the Grantee named in the Notice of Option Grant, an option qualified as a “102 Option” (the “Option”) to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the “Exercise Price”).

(c) According to the requirements of Section 102, this grant of Option is subject to the Grantee’s waiver on a portion of his/her salary payment. Therefore, by executing this Agreement you hereby authorize the Company to deduct directly from your forthcoming salary one (1) Agora for each Option granted to you.

(d) The Company has entered into a Trust Agreement (the “Trust Agreement”) with Eitan, Pearl, Latzer & Cohen-Zedek Trustees for Employee Benefit Programs (the “Trustee”). Under the conditions of Section 102, the Option shall be issued to the Trustee and held in trust for the benefit of Grantee for a period of no less than two years from the date of the grant. After the two year holding period, the Trustee may release the Option to Grantee only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that Grantee has paid any applicable tax due pursuant to the Ordinance and the Rules, or (ii) the Trustee withholds any applicable tax due pursuant to the Ordinance and Rules.

(e) The Options provided for herein are granted pursuant to the Plan, and said Options and this Option Agreement are in all respects governed by the Plan and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein. Subject to Section 16.2 of the Plan, any interpretation of this Option Agreement will be made in accordance with the Plan, but in the event there is any conflict between the provisions of this Option Agreement and the Plan, the provisions of this Option Agreement will prevail. However, in the event of a conflict between the terms and conditions of the Plan or of this Option Agreement and any provision of the Ordinance, Rules or any applicable law, the latter shall govern and prevail.

2. Issuance to Trustee and Restricted Period.

(a) Issuance to Trustee. The Notice of Option Grant will be issued to the Trustee as required to qualify under Section 102, in order that the Trustee will hold the Option in trust for the benefit of Grantee.

(b) Restricted Period. In accordance with the requirements of Section 102, the Trustee has agreed to hold the Notice of Option Grant, or the Shares to be issued upon exercise of the Option, as the case may be, for a period of no less than 24 months from the date of the deposit of the Notice of Option Grant in trust (the “Restricted Period”). In order for the tax benefits of Section 102 to apply, during the Restricted Period, Grantee may not cease to be an employee of the Company (other than because of death or some other reason acceptable by the Income Tax Commissioner), and neither the Option nor the Shares, as the case may be, may be sold or transferred (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof (other than a power of attorney for the purpose of participation in general meetings of shareholders). In the event that Grantee elects to exercise his Option during the Restricted Period, the Company shall provide the Trustee with the Share Certificate in the name of the Trustee, for the benefit of Grantee, in order that the Trustee will hold it until no sooner than the end of the Restricted Period.

(c) End of Restricted Period. Upon the termination of the Restricted Period, Grantee shall be entitled to receive from the Trustee the Shares acquired in the exercise of the Option and/or shall be entitled to sell the Shares thereby obtained, subject to the other terms and conditions of this Agreement and the Plan, including the provisions relating to the payment of tax set forth below.

3. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by Grantee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.

4. Term of Option. This Option may be exercised only within the term set out in the Notice of Option Grant, and may be exercised during such term only in accordance with the Plan, the terms of this Option and the Trust Agreement.

5. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Option Grant and with the applicable provisions of the Plan, this Option Agreement and the Trust Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A to this Agreement (the “Exercise Notice”) and such other representations and agreements as may be required by the Company and/or the Trustee. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the number of Shares to be purchased. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Grantee on the date on which the Option is exercised with respect to such Shares.

The Shares shall be issued to the Trustee and the Trustee will transfer the Shares to Grantee upon demand but in no event earlier than twenty-four (24) months from date of grant, (unless Section 102 is amended and allows for a shorter holding period in which case such shorter holding period shall apply).

In the event a share dividend is declared on Shares, such dividend shall also be subject to the provisions of Section 102 and the holding period for such dividend shares shall be measured from the commencement of the holding period of the Option, from which the dividend was declared.

(c) Method of Payment. Payment of the aggregate Exercise Price shall be made in New Israeli Shekel (“NIS”) at the Representative Rate of Exchange for the U.S. dollar published by the Bank of Israel on the day prior to the date of actual payment, or if permitted by the Committee the payment may also be made in U.S. Dollars, by any of the following, or a combination thereof, at the election of Grantee:

(1) cash; or

(2) check;

(d) Notification to Trustee. The Company will notify the Trustee of any exercise of the Option as set forth in the Exercise Notice. If such notification is delivered during the Restricted Period, the Shares issued upon the exercise of the Option shall be issued directly to the Trustee on behalf of the Grantee, and shall be held by the Trustee in trust on behalf of the Grantee. In the event that such notification is delivered after the Restricted Period, the Shares issued upon the exercise of the Option shall be transferred either to the Trustee or to Grantee directly, at the election of Grantee; provided, however, that in the event the Grantee elects to receive the Shares directly to his possession, the transfer thereof shall be subject to the payment of the tax liability by the Grantee.

(e) Voting Rights. Upon issuance of the Shares to the Trustee on behalf of the Grantee, Grantee shall execute an irrevocable proxy in favor of the Trustee or any other person designated by the Trustee. As long as the Shares are being held in trust, the Grantee shall instruct the Trustee not to use the voting rights vested in such Shares and not to exercise such rights in any way whatsoever, unless the Grantee instructs the Trustee otherwise, in which event the Trustee shall use the voting rights vested in the Grantee’s Shares according to the majority vote of the ordinary shareholders, in that Company’s shareholders meeting.

6. Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of applicable laws.

7. Lock-Up Period; Grantee’s Representations.

(a) Grantee acknowledges that should the Company’s Shares be traded in any public market, his right to sell his Shares may be subject to limitations, as set forth by the Company’s underwriters and/or applicable law. In such event, the Grantee will unconditionally agree to any such limitations.

(b) The Grantee shall not dispose of any Shares in any transaction, which violates, in the opinion of the Company, any applicable laws, rules and regulations.

(c) The Grantee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

8. Right of First Refusal. Prior to the consummation of the Company’s IPO, all Shares held by the Grantee or the Trustee, pursuant to this Plan shall be subject to a right of first refusal upon transfers, as set forth in the Company’s Article of Association.

9. Tax Consequences. Any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or exercise and/or release of the Options and the sale and/or release of Shares issued upon the exercise of the Options and/or from any other event or act (whether of the Grantee or of the Company (or a parent or subsidiary of the Company) or of its Trustee), will be borne solely by the Grantee, and Grantee will be solely liable for all such taxes, fees and other liabilities. The Company (or a parent or subsidiary of the Company) and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, such Grantee shall agree to indemnify the Company (or a parent or subsidiary of the Company that employs the Grantee) and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of a Grantee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THEREFORE, GRANTEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Deferral of Tax. The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. With respect to grants under option plans, which comply with the provisions set forth in Section 102, such as the Plan, as implemented hereby and pursuant to the Trust Agreement, Grantee is entitled to postpone the payment of tax that would otherwise be due upon the grant of the Option or upon the issuance of Shares. Assuming compliance with the provisions of Section 102, including the requirement that during the Restricted Period Grantee does not cease to be an employee of the Company (other than because of death or some other reason acceptable by the Income Tax Commissioner), and the requirement that the Option or the Shares be held by the Trustee for the Restricted Period, then taxation will be postponed to the date of the earlier of: (i) sale of such Shares; or (ii) transfer of such Shares by the Trustee to Grantee.

(b) Notwithstanding any provisions of the Plan and this Agreement, in the event that: (i) during the Restricted Period Grantee’s employment with the Company terminates (other than because of death or some other reason acceptable by the Income Tax Commissioner); (ii) the Company or the Grantee fails to comply with one or more of the conditions required to be maintained by Section 102; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or for the particular Grantee , then the postponement of payment of taxes permitted pursuant to Section 102 will no longer apply and Grantee shall become liable to pay tax for the benefit Grantee has received hereunder within thirty (30) days from the day such Grantee’s employment terminates, or such other condition ceases to be in effect, at the rate prescribed by Section 102. Under such circumstances, there is also a possibility that at the end of the Restricted Period, Grantee will be obligated to pay additional taxes at the rate prescribed by Section 102. Notwithstanding the loss of the exemption, the Trustee shall continue to hold the Options or the Shares (to the extent the Option remains exercisable following termination of employment) for the remainder of the applicable holding period under Section 102 of the Ordinance.

(c) Receipt of Shares from Trustee. In the event that at the end of the Restricted Period, Grantee chooses to have the Shares, which were issued upon the exercise of the Option, released by the Trustee and delivered to Grantee without selling such Shares, Grantee shall immediately become liable to pay taxes at the rate prescribed by law.

10. Grantee’s Representations under Section 102 and the Rules.

(a) Grantee represents and confirms that he or she shall not claim an exemption from Israeli tax pursuant to Sections 104A or 104B or 97(a) of the Ordinance or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1969 in connection with a transfer by him or her of the Option or Shares prior to the end of the “Holding Period” as defined in Rule 1(1) of the Rules.

(b) Grantee represents and confirms that in the event a share dividend (bonus shares) will be declared on his or her Shares, such dividend shall be deposited with the Trustee and shall also be subject to the provisions of Section 102 of the Ordinance and the Holding Period for such dividend shares shall include the holding period of the Option related to the Shares upon which the share dividend was declared.

(c) Grantee represents and confirms that he or she shall be obligated to immediately notify the Company and the Trustee of his or her request, if any, to the Income Tax Authority pursuant to Rule 6(b) of the Rules in the event the Shares are registered on an Israeli stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

(d) Grantee acknowledges that the exemption under Section 102 of the Ordinance shall be forfeited and Grantee shall be required to pay any applicable tax promptly at such time as described in Section 9(b) above. Notwithstanding the loss of an exemption, the Trustee shall continue to hold the Option and/or Shares (to the extent the Option remains exercisable following termination of employment) for the remainder of the applicable Holding Period under Section 102 of the Ordinance.

11. Indemnification.

The Grantee hereby represents, confirms and acknowledges the following:

(a) The Trustee shall not be liable for any action or omission taken on his part in connection with the Plan this Option Agreement and the Trust Agreement, provided that the Trustee acted reasonably and in good faith.

(b) The Grantee shall be liable to indemnify the Trustee with respect to any loss, damage or expense caused to the Trustee as a result of or in consequence of performance of its duties as a Trustee.

12. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

13. Entire Agreement; Governing Law. The Plan and the Trust Agreement are incorporated herein by reference. The Plan, the Trust Agreement and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee’s interest except by means of a writing signed by the Company and Grantee. This agreement is governed by and construed and enforced in accordance with the laws of the state of Israel, without giving effect to the principles of conflict of laws.

14. No Guarantee of Continued Service. Grantee acknowledges and agrees that the vesting of the Option pursuant to the Vesting Schedule hereof is earned only by continuing as an employee at the will of the Company or any subsidiary of the Company (not through the act of being hired, being granted this Option or acquiring shares hereunder). Grantee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the Vesting Schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider and shall not interfere in any way with Grantee’s right or the Company’s right to terminate Grantee’s relationship as an employee at any time, with or without cause.

Grantee represents that he or she is familiar with the terms and provisions of the Plan, and the Trust Agreement and hereby accepts this Option subject to all of the terms and provisions thereof. Grantee has had the opportunity to review the Plan, the Trust Agreement and this Option in their entirety, and to obtain the advice of counsel prior to executing this Option. Grantee further represents that he fully understands all provisions of the Option. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Grantee represents and confirms that the Ordinance and Rules, as shall be in effect from time to time, as well as the Trust Agreement, are binding upon him or her and that he or she shall comply with them.

GRANTEE: SAIFUN SEMICONDUCTORS LTD.

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